UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 8, 2008

RATHGIBSON, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134875	22-3683283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Half Day Road, Suite 210, Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

(847) 276-2100
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2008, RathGibson, Inc. (“RathGibson” or the “Company”) entered into a fifth amendment to its senior secured revolving credit facility (“Revolving Credit Facility”) with General Electric Capital Corporation for which the borrowing capacity was increased by $10.0 million to $90.0 million, subject to borrowing base availability.  Additionally, the interest rate charged on the borrowings under the Revolving Credit Facility was increased to prime plus 1.25% or LIBOR plus 2.25%.

The foregoing description is qualified by the Amendment No. 5 to Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are furnished herewith:

10.1

Amendment No. 5 to Credit Agreement, dated as of April 8, 2008, by and among RathGibson, Inc., the other persons designated as “Credit Parties” on the signature pages thereof, the financial institutions who are or thereafter become parties to the Agreement as Lenders, and General Electric Capital Corporation, as the initial L/C Issuer and as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATHGIBSON, INC.

/s/ Barry C. Nuss
Barry C. Nuss
Chief Financial Officer

Date: April 11, 2008

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